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                                                                   Exhibit 23.2

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements Nos. 333-42598, 333-42596, 333-42594 and 333-50906 of our report dated February 15,
2000 (which report expresses an unqualified opinion and includes an emphasis paragraph referring to the merger with Ontogeny, Inc. and Reprogensis, Inc. to form Curis, Inc.) relating to the consolidated financial statements of Curis, Inc. (formerly known as Creative BioMolecules, Inc.) appearing in this Annual Report on Form 10-K of Curis, Inc. for the year ended December 31, 2001.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
March 26, 2002